UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission File No.: 0-51688

Date of Report: February 12, 2016

BITZIO, INC.

(Exact name of registrant as specified in its charter)

Nevada	16-1734022
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

9625 Cozycroft Avenue, Suite A, Chatsworth CA	91311
(Address of principal executive offices)	(Zip Code)

(213) 489-1377

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

On February 12, 2016 the Board of Directors of Bitzio, Inc. terminated the engagement of Sadler, Gibb & Associates, LLC as its independent registered public accounting firm. There is no audit committee of the Board of Directors.

The audit report of Sadler, Gibb & Associates, LLC on Bitzio, Inc.’s financial statements for the years ended December 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion or qualification, except that said audit report contained a modification expressing substantial doubt about the ability of Bitzio, Inc. to continue as a going concern. Sadler, Gibb & Associates, LLC did not, during the applicable periods, advise Bitzio, Inc. of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-K.

During the two most recent fiscal years and the subsequent interim period through February 12, 2016, there was no (i) disagreement between Bitzio, Inc. and Sadler, Gibb & Associates, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to its satisfaction, would have caused Sadler, Gibb & Associates, LLC to make reference to the subject matter of such disagreement in connection with its report, or (ii) “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K, except for the reportable event described in the following paragraphs.

In its assessment of the effectiveness of internal control our financial reporting as of December 31, 2014, management of Bitzio, Inc. determined that the following deficiencies constituted material weaknesses:

1.	We do not have written documentation of our internal control policies and procedures. Written documentation of key internal controls over financial reporting is a requirement of Section 404 of the Sarbanes-Oxley Act as of the year ending December 31, 2014.

2.	We do not have sufficient segregation of duties within accounting functions, which is a basic internal control.

3.	We outsource the bookkeeping operations of our company. Because we have no bookkeeping staff, we outsource most of the basic accounting functions of our Company to an independent consultant. This consultant is self-directed, and is not directly answerable to the Company’s management.

Bitzio, Inc. has requested Sadler, Gibb & Associates, LLC to furnish a letter addressed to the SEC stating whether or not Sadler, Gibb & Associates, LLC agrees with the statements in this 8-K. A copy of the letter is attached as an exhibit to this 8-K.

On February 12, 2016, Bitzio, Inc. retained the firm of Rosenberg Rich Baker Berman & Company to serve as its new independent public accounting firm. The appointment of Rosenberg Rich Baker Berman & Company to serve as independent public accounting firm was approved by the Board of Directors of Bitzio, Inc. At no time during the past two fiscal years or any subsequent period prior to February 12, 2016 did Bitzio, Inc. consult with Rosenberg Rich Baker Berman & Company regarding any matter of the sort described above with reference to Sadler, Gibb & Associates, LLC, any issue relating to the financial statements of Bitzio, Inc., or the type of audit opinion that might be rendered for Bitzio, Inc., except that during January and February of 2016 Bitzio, Inc. did consult with Rosenberg Rich Baker Berman & Company regarding the consolidation of the financial statements of GreenShift Corporation (with respect to which Rosenberg Rich Baker Berman & Company is the independent public accounting firm) with the financial statements of Bitzio, Inc. as a result of the acquisition by Bitzio, Inc. of control of GreenShift Corporation on December 31, 2015.

Item 9.01	Financial Statements and Exhibits

Exhibits

16.	Letter dated March 23, 2016 from Sadler, Gibb & Associates, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2016	BITZIO, INC.

	By:	/s/ Kevin Kreisler
Kevin Kreisler
Chief Executive Officer

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